UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 27, 2022

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On February 2, 2022, at the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors (the “Board”) of Hess Corporation (the “Company”) elected Raymond J. McGuire to serve as a director of the Company, effective immediately.

Mr. McGuire has over 35 years of experience in finance and corporate strategy, most recently as Vice Chairman of Citigroup from 2018 to 2020. He was also a candidate in the 2021 New York City Democratic mayoral primary, with a focus on shared prosperity, racial equity and economic recovery from the COVID-19 pandemic. He joined Citigroup in 2005, serving as Global Co-Head of Investment banking from 2005 to 2008, Global Head of Corporate and Investment Banking from 2008 to 2018 and as Vice Chairman from 2018 to 2020. Prior to that, Mr. McGuire served as Global Co-Head of Mergers and Acquisitions at Morgan Stanley from 2003 to 2005 and held various senior roles at Merrill Lynch & Co., Inc., Wasserstein Perella & Co., Inc. and The First Boston Corporation (Credit Suisse). Mr. McGuire received a Bachelor’s degree, a Master of Business Administration and a Juris Doctorate degree from Harvard University.

The Board has determined that Mr. McGuire is “independent” in accordance with the rules and standards of the New York Stock Exchange, the Securities and Exchange Commission and the Company’s corporate governance guidelines. Mr. McGuire does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Mr. McGuire and any other person pursuant to which he was selected as a director. Mr. McGuire has not yet been appointed to any committees of the Board.

Mr. McGuire’s compensation for service as a director will be consistent with the compensation paid to other non-employee directors of the Company as described in the Company’s 2021 proxy statement, filed with the Securities and Exchange Commission on April 23, 2021.

Departure of Director

On January 27, 2022, Joaquin Duato, a member of the Board, notified the Board that he will resign effective immediately due to increased professional commitments as Chief Executive Officer of Johnson & Johnson. His decision to resign is not the result of any disagreement with management or the Board related to the Company’s operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2022

HESS CORPORATION

By:	/s/ Timothy B. Goodell
Name:	Timothy B. Goodell
Title:	Executive Vice President, General Counsel and Corporate Secretary